Exhibit 99.1

PRESS RELEASE
Dick’s Sporting Goods Reports Third Quarter Results: EPS Increases 60%, 2.9% Comp Sales Increase
PITTSBURGH, Pa., November 15, 2005 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the third quarter ended October 29, 2005.
Third Quarter Results
For the third quarter ended October 29, 2005, net income increased 56% to $4.2 million and diluted earnings per share increased 60% to $0.08, as compared to prior year net income of $2.7 million and earnings per share of $0.05, excluding merger integration and store closing costs. Net income increased $6.2 million, to $4.2 million and diluted earnings per share increased $0.12, to $0.08, as compared to the prior year net loss of $2.0 million, and loss per share of $(0.04), including merger integration and store closing costs.
Net sales for the quarter increased 8%, to $582.7 million. Comparable store sales increased 2.9%. The former Galyan’s stores will be included in the comparable store base beginning in the second quarter of fiscal 2006.
During the third quarter, the Company opened 16 stores, relocated three stores and remodeled one store, which completes the new store openings for the year. The stores that opened in the third quarter include: Natick, MA; Plymouth, MA; Taunton, MA; Leominster, MA; Concord, NH; Keene, NH; Rutland, VT; Webster, NY; Butler, PA; Columbus, OH; Lexington, KY; Morgantown, WV; Charlotte, NC; Charleston, SC; Loveland, CO and Larkridge, CO. Three of the 16 new stores were the two-level prototype (Lexington, KY; Charlotte, NC and Natick, MA). The relocated stores were in Cleveland, OH; Clarksville, IN and Plainfield, IN.
As of October 29, 2005, the Company operated 255 stores, with approximately 14.7 million square feet, in 34 states.
“We are pleased to report a solid third quarter as measured by a 2.9% comparable store sales increase and earnings improvement at the high end of our guidance. This was all accomplished during a busy quarter when we opened 16 stores and relocated three stores,” said Edward W. Stack, Chairman and CEO.
Year-to-Date Results
For the 39 weeks ended October 29, 2005, net income, excluding merger integration and store closing costs and gain on sale of investment, increased 115% to $40.5 million, and diluted earnings per share increased 108% to $0.75, as compared to prior year proforma, combined company net income of $18.8 million, and diluted earnings per share of $0.36, excluding merger integration and store closing costs.
For the 39 weeks ended October 29, 2005, net income, including merger integration and store closing costs and gain on sale of investment, increased 35% to $19.0 million, and diluted earnings per share increased 30% to $0.35 as compared to prior year proforma, combined company net income of $14.1 million, and diluted earnings per share of $0.27, including merger integration and store closing costs.

Net sales for the 39 weeks ended October 29, 2005 increased 34% to $1,775.5 as compared to prior year GAAP net sales of $1,321.4. Comparable store sales increased 2.1%.
2005 Outlook
The Company’s current outlook for 2005 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.
Full Year 2005
•	We continue to anticipate reporting diluted earnings per share of $1.70-1.75. This represents an approximate 48% increase over proforma, combined company earnings per share for the full year 2004 of $1.17, excluding merger integration and store closing costs and gain on sale of investment. Including merger integration and store closing costs, earnings guidance is $1.27-1.32 per share. Guidance is based on an estimated 54 million shares outstanding.

•	Comparable store sales are expected to increase approximately 2%. The converted Galyan’s stores will be included in the comparable store base in the second quarter of fiscal 2006.

•	Our 2005 full-year EPS guidance excludes the impact of expensing stock options as the SEC has amended the compliance date for SFAS 123R. We are planning to implement the provisions of SFAS 123R beginning in fiscal 2006, the estimated impact of which is an after-tax expense of $0.27 per share.
Fourth Quarter 2005
•	Based on an estimated 54 million shares outstanding, the Company anticipates reporting an approximate 20% increase in earnings per diluted share to $0.95-$1.00 per share, from fourth quarter 2004 earnings per diluted share of $0.81, excluding merger integration and store closing costs and gain on sale of investment.

•	Comparable store sales are expected to increase approximately 1-2%.
Conference Call Info
The Company will be hosting a conference call today at 10:00 am Eastern time to discuss the third quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.
For those who cannot listen to the live broadcast, the webcast will be archived on the Company’s web site for approximately 30 days. In addition, a dial-in replay will be available shortly after the call. To listen, investors should dial (888) 286-8010 (domestic callers) or (617) 801-6888 (international callers) and enter confirmation code 22300087. The dial-in replay will be available for 30 days following the live call.
Forward Looking Statements and Merger Integration and Store Closing Cost Estimates
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 29, 2005 as filed with the Securities and Exchange Commission on March 31, 2005, ones associated with combining businesses and/or with assimilating acquired companies, and the fact that lease liabilities associated with store closures due to the Galyan’s acquisition are difficult to predict with a level of certainty and may be greater than expected. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.
About Dick’s Sporting Goods, Inc.
Pittsburgh-based Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of October 29, 2005 the Company operated 255 stores in 34 states primarily throughout the Eastern half of the U.S.
Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the bottom of the home page).
Contact:
Michael F. Hines, EVP — Chief Financial Officer or
Dennis Magulick, Director, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(Amounts in thousands, except per share data)

	13 Weeks Ended		39 Weeks Ended
	October 29,	October 30,	October 29,	October 30,
	2005	2004	2005	2004
Net sales	$582,665	$541,009	$1,775,480	$1,321,351
Cost of goods sold, including occupancy and distribution costs	429,211	402,758	1,295,638	961,178

GROSS PROFIT	153,454	138,251	479,842	360,173

Selling, general and administrative expenses	136,564	124,832	392,282	292,863
Pre-opening expenses	6,022	5,483	10,259	11,195
Merger integration and store closing costs	—	7,742	37,790	7,793

INCOME FROM OPERATIONS	10,868	194	39,511	48,322

Gain on sale of investment	—	—	(1,844)	—
Interest expense, net	3,896	3,455	9,771	5,057
Other income	—	—	—	(1,000)

INCOME (LOSS) BEFORE INCOME TAXES	6,972	(3,261)	31,584	44,265

Provision (benefit) for income taxes	2,789	(1,305)	12,634	17,705

NET INCOME (LOSS)	$4,183	$(1,956)	$18,950	$26,560

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.08	$(0.04)	$0.38	$0.56
Diluted	$0.08	$(0.04)	$0.35	$0.50

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:
Basic	50,120	48,251	49,652	47,755
Diluted	53,947	48,251	53,917	52,731

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(Dollars in thousands)

	October 29,	October 30,	January 29,
	2005	2004	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$32,009	$28,810	$18,886
Accounts receivable, net	55,366	47,940	30,611
Income taxes receivable	5,637	16,606	7,202
Inventories, net	674,877	625,043	457,618
Prepaid expenses and other current assets	14,236	15,085	8,772
Deferred income taxes	12,411	95	7,966

Total current assets	794,536	733,579	531,055

Property and equipment, net	363,113	333,229	349,098
Construction in progress - leased facilities	5,524	12,113	15,233
Goodwill	157,500	181,314	157,245
Other assets	42,863	36,074	32,417

TOTAL ASSETS	$1,363,536	$1,296,309	$1,085,048

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$332,446	$319,623	$211,685
Accrued expenses	138,744	137,977	141,465
Deferred revenue and other liabilities	39,556	32,257	48,882
Current portion of other long-term debt and capital leases	560	1,824	635

Total current liabilities	511,306	491,681	402,667

LONG-TERM LIABILITIES:
Senior convertible notes	172,500	172,500	172,500
Revolving credit borrowings	202,570	260,216	76,094
Other long-term debt and capital leases	8,356	8,125	8,775
Non-cash obligations for construction in progress - leased facilities	5,524	12,113	15,233
Deferred revenue and other liabilities	105,957	85,102	96,112

Total long-term liabilities	494,907	538,056	368,714

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—
Common stock	364	344	348
Class B common stock	138	140	140
Additional paid-in capital	206,280	174,042	181,321
Retained earnings	148,812	87,517	129,862
Accumulated other comprehensive income	1,729	4,529	1,996

Total stockholders’ equity	357,323	266,572	313,667

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,363,536	$1,296,309	$1,085,048

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	39 Weeks Ended
	October 29,	October 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$18,950	$26,560
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	36,542	24,280
Deferred income taxes	(13,983)	(337)
Tax benefit from exercise of stock options	14,193	12,098
Gain on sale of non-cash investment	(1,844)	—
Other non-cash items	1,841	—
Changes in assets and liabilities:
Accounts receivable	(17,449)	(28,381)
Inventories	(217,051)	(214,339)
Prepaid expenses and other assets	(4,940)	(11,830)
Accounts payable	96,778	94,268
Accrued expenses	7,348	(2,338)
Income taxes payable	—	2,014
Deferred construction allowances	3,623	25,407
Deferred revenue and other liabilities	3,608	(12,187)

Net cash provided by operating activities	(72,384)	(84,785)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(93,716)	(75,515)
Proceeds from sale-leaseback transactions	18,070	30,031
Payment for the purchase of Galyan’s, net of $17,931 cash acquired	—	(351,382)
Purchase of held-to-maturity securities	—	(57,942)
Proceeds from sale of held-to-maturity securities	—	57,942
Proceeds from sale of available-for-sale investment	1,922	—
Increase in recoverable costs from developed properties	(662)	(7,102)

Net cash used in investing activities	(74,386)	(403,968)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes	—	172,500
Revolving credit borrowings, net	126,476	260,216
Payments on other long-term debt and capital leases	(345)	(396)
Payment for purchase of bond hedge	—	(33,120)
Proceeds from issuance of warrant	—	12,420
Transaction costs for convertible notes	—	(5,786)
Proceeds from sale of common stock under employee stock purchase plan	2,135	1,763
Proceeds from exercise of stock options	6,804	3,545
Increase in bank overdraft	24,823	12,747

Net cash provided by financing activities	159,893	423,889

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	13,123	(64,864)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	18,886	93,674

CASH AND CASH EQUIVALENTS, END OF PERIOD	$32,009	$28,810

Supplemental non-cash investing and financing activities:
Construction in progress-leased facilities	$(9,709)	$1,186
Accrued property and equipment	$(10,286)	$—

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(In thousands, except per share data)

				Proforma (1)
	39 Weeks Ended			39 Weeks Ended
	October 29, 2005			October 30, 2004
		Merger	Results excluding
		Integration and	Merger
		Store Closing	Integration and	Dick’s	Galyan’s
	GAAP	Costs and	Store Closing Costs	Sporting	Trading
	Results	Investment Gain	and Investment Gain	Goods, Inc.	Company, Inc.	Consolidated
Net sales	$1,775,480	$—	$1,775,480	$1,321,351	$339,244	$1,660,595

Cost of goods sold, including occupancy and distribution costs	1,295,638	—	1,295,638	961,178	260,357	1,221,535

GROSS PROFIT	479,842	—	479,842	360,173	78,887	439,060
% to sales			27.03%			26.44%
Selling, general and administrative expenses	392,282	—	392,282	292,863	91,602	384,465

Pre-opening expenses	10,259	—	10,259	11,195	2,277	13,472
Merger integration and store closing costs	37,790	(37,790)	—	7,793	—	7,793

INCOME (LOSS) FROM OPERATIONS	39,511	37,790	77,301	48,322	(14,992)	33,330

% to sales			4.35%			2.01%
Gain on sale of investment	(1,844)	1,844	—	—	—	—
Interest expense, net	9,771	—	9,771	5,057	5,764	10,821
Other income	—	—	—	(1,000)	—	(1,000)

INCOME (LOSS) BEFORE INCOME TAXES	31,584	35,946	67,530	44,265	(20,756)	23,509
Provision (benefit) for income taxes	12,634	14,378	27,012	17,705	(8,303)	9,402

NET INCOME	$18,950	$21,568	$40,518	$26,560	$(12,453)	$14,107

EARNINGS PER COMMON SHARE:
Basic	$0.38		$0.82	$0.56		$0.30
Diluted	$0.35		$0.75	$0.50		$0.27

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	49,652		49,652	47,755		47,755
Diluted	53,917		53,917	52,731		52,731

(1)	The unaudited proforma results present information as if Galyan’s had been acquired at the beginning of each period presented. The proforma amounts include certain reclassifications to Galyan’s amounts to conform them to the Company’s presentation, and an increase in pre-tax interest expense of $3.9 million, to reflect the increase in borrowings under the amended credit facility to finance the acquisition as if it had occurred at the beginning of each period presented. The proforma amounts did not reflect any benefits from economies achieved from combining the operations. The proforma information does not necessarily reflect the actual results that would have occurred had the companies been combined during the periods presented, nor is it necessarily indicative of the future results of operations of the combined companies.

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated.

	Fiscal 2005				YTD Q3 Fiscal 2004
	Q1	Q2	Q3	Total	Dick's	Galyan's	Total
Beginning stores	234	236	239	234	163	43	206
New	7	3	16	26	24	5	29
Closed	(5)	—	—	(5)	(2)	—	(2)

Ending stores	236	239	255	255	185	48	233

Relocated stores	—	1	3	4	3	—	3

Square Footage:
(in millions)

	Dick’s	Galyan’s	Total
Q2 2003	7.3	3.3	10.6
Q3 2003	7.9	3.8	11.7
Q4 2003	7.9	3.8	11.7

Q1 2004	8.3	4.1	12.4
Q2 2004	8.5	4.2	12.7
Q3 2004	9.2	4.2	13.4
Q4 2004	9.4	4.1	13.5

Q1 2005			13.6
Q2 2005			13.8
Q3 2005			14.7

Regulation G Reconciliations
The following table sets forth the calculation of EBITDA, which is non-GAAP financial information, and reconciles EBITDA to the most directly comparable GAAP information.
EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.
EBITDA 1
(in thousands)

	13 Weeks Ended		39 Weeks Ended
	October 29, 2005	October 30, 2004 /1	October 29, 2005 /1	October 30, 2004 /1
Net income (loss)	$4,183	$(1,956)	18,950	$26,560
Provision (benefit) for income taxes	2,789	(1,305)	12,634	17,705
Interest expense, net	3,896	3,455	9,771	5,057
Depreciation and amortization	12,218	15,787	36,542	24,280
Depreciation and amortization (merger integration)	—	(2,714)	(869)	(2,714)
Total merger integration and store closing costs	—	7,742	37,790	7,793

EBITDA	$23,086	$21,009	$114,818	$78,681

/ 1 Presents EBITDA adjusted for merger integration and store closing costs.
Adjusted net income and earnings per share reconciliation
The Company believes the use of adjusted net income, and adjusted earnings per share for the periods below provides a further understanding due to the merger integration and store closing costs incurred during the current year related to the acquisition of Galyan’s on July 29, 2004 and the gain on sale of investment.
The reconciliation of adjusted net income, and adjusted earnings per share to the most directly comparable GAAP financial information is presented below.
(in thousands, except per share data):

			Proforma/2				Proforma/2
	13 Weeks Ended		39 Weeks Ended		52 Weeks Ended		52 Weeks Ended
	October 30, 2004		October 30, 2004		January 29, 2005		January 29, 2005
		Per		Per		Per		Per
	Amounts	Share	Amounts	Share/3	Amounts	Share	Amounts	Share
Reported net income (loss) (GAAP)	$(1,956)	$(0.04)	$26,560	$0.50	$68,905	$1.30	$68,905	$1.30
Add: Merger integration and store closing costs, after tax	4,645	0.10	4,675	0.09	12,202	0.23	12,202	0.23
Less: Gain on sale of investment, after tax	—	—	—	—	(6,589)	(0.12)	(6,589)	(0.12)
Less: Galyan’s net loss	—	—	(12,453)	(0.24)	—	—	(12,453)	(0.24)
Add: Impact of share differential due to net loss (use of basic vs. fully-diluted shares)	—	(0.01)	—	—	—	—	—	—

Adjusted net income	$2,689	$0.05	$18,782	$0.36	$74,518	$1.41	$62,065	$1.17

/2	Proforma includes the operations of Galyan’s as if it had been acquired at the beginning of fiscal 2004.

/3	Column does not add due to rounding

EPS Guidance
The EPS guidance for fiscal 2005 excludes merger integration and store closing costs. The following table sets forth a reconciliation of guidance net income per share to adjusted net income per share excluding merger integration and store closing costs, after tax:

52 Weeks Ended
January 28, 2006
Guidance net income per share	$1.27 - 1.32
Guidance merger integration and store closing costs per share	0.43

Guidance adjusted net income per share excluding merger integration and store closing costs	$1.70 - 1.75